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                                                                     EXHIBIT 5.2

            [LETTERHEAD OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP]

                                              August 15, 2002





AIMCO Properties, L.P.
2000 South Colorado Boulevard
Suite 2-1000
Denver, Colorado 80222

                           Re: Apartment Investment and Management Company AIMCO Properties, L.P.
                                    Registration Statement on Form S-4

Ladies and Gentlemen:

                  We have acted as special counsel to AIMCO Properties, L.P., a Delaware limited partnership (the "Partnership"), in connection with the preparation of the Registration Statement on Form S-4 (File Nos. 333-90588, 333-90588-01), initially filed by the Partnership and Apartment Investment and Management Company, a Maryland corporation, on June 17, 2002 with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), and Amendment No. 1 thereto, filed on July 12, 2002 (as so amended, the "Registration Statement"). The Registration Statement relates to the issuance and sale of up to 7,777 partnership common units (the "Common Units") of the Partnership pursuant to an exchange offer for limited partnership units of VMS National Residential Portfolio II (the "Exchange Offer").

                  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act.

                  In connection with this opinion, we have examined and relied on originals or copies of the following:

                  (i) the Registration Statement;

                  (ii) the Certificate of Limited Partnership of the Partnership, as certified by the Secretary of State of the State of Delaware; and

                  (iii) the Third Amended and Restated Agreement of Limited Partnership of the Partnership, as currently in effect.

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August 15, 2002




                  We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Partnership and such agreements, certificates or records of public officials, certificates of officers or other representatives of the Partnership and others, and such other documents, certificates and records we have deemed necessary or appropriate as a basis for the opinion set forth herein.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Partnership, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity, enforceability and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Partnership and others.

                  We express no opinion as to the laws of any jurisdiction other than the corporation and limited partnership laws of the State of Delaware. The opinion expressed herein is based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

                  Based upon and subject to the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that the Common Units have been duly authorized for issuance and, when issued and delivered pursuant to the Exchange Offer, will be validly issued and will not subject the holders thereof to any requirement to make further capital contributions to the Partnership.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.2 to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in any prospectus which constitutes a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                    Very truly yours,

                                    /s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP